As filed with the Securities and Exchange Commission on December 11, 1996

                                              Registration No. 33- ____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              ANDERSEN GROUP, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

        Connecticut                                              06-0659863
------------------------                                     -------------------
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)

                               Ney Industrial Park
                       Bloomfield, Connecticut 06002-3690
                       ----------------------------------
                    (Address of Principal Executive Offices)

                Andersen Group, Inc. Incentive Stock Option Plan

                       Andersen Group, Inc. Incentive and
                         Non-Qualified Stock Option Plan
                         -------------------------------
                           (Full title of the Plans)

                                Francis E. Baker
                                   President
                              ANDERSEN GROUP, INC.
                              Ney Industrial Park
                         Bloomfield, Connecticut 06002
                                  860-242-0761
           ---------------------------------------------------------
           (Name, Address and Telephone Number of Agent for Service)

                        Copies of all communications to:

                             David A. Garbus, Esq.
                                ROBINSON & COLE
                                One Boston Place
                        Boston, Massachusetts 02108-4404
                            Telephone: 617-557-5900

                        CALCULATION OF REGISTRATION FEE

========================================================================================

 Title of            Maximum             Proposed         Proposed       Amount of
Securities         Amount to be          Maximum          Maximum       Registration
  to be             Registered           Offering        Aggregate        Fee (5)
Registered             (1)                Share          Offering
                                                          Price

----------------------------------------------------------------------------------------
Common
Stock,
without
par value


Andersen
Group, Inc.
Incentive
Stock Option
Plan


Options
Granted         15,700 shs.            $7.00  (2)      $109,900 (2)         $37.90


Options
Available
for Grant       None


Andersen
Group, Inc.
Incentive
and Non-
Qualified
Stock Option
Plan


Options
Granted         90,500 shs.          $8.375 (3)       $433,906 (3)         $149.62



Options
Available
for Grant       59,500 shs.           $5.75 (4)       $342,125 (4)         $117.97

-----------------------------------------------------------------------------------------

TOTAL         165,700 shs.                            $885,931             $305.49

==========================================================================================



(1) Plus, in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of shares as may become subject to options under the Andersen Group, Inc. Incentive Stock Option Plan ("1982 Plan") and the Andersen Group, Inc. Incentive and Non-Qualified Stock Option Plan ("1990 Plan") as a result of the adjustment provisions thereof.

(2) The registration fee for shares of Common Stock issuable upon exercise of outstanding options under the 1982 Plan was calculated pursuant to Rule 457(h) under the Securities Act using the prices at which such options may be exercised. In connection therewith, 15,700 options were issued with an exercise price of $7.00.

(3) The registration fee for shares of Common Stock issuable upon exercise of outstanding options under the 1990 Plan was calculated pursuant to Rule 457(h) under the Securities Act using the prices at which such options may be exercised. In connection therewith, 2,000 options were issued with an exercise price of $7.75 per share, 7,000 options were issued with an exercise price of $8.375 per share, 5,000 options were issued with an exercise price of $6.825 per share, 2,000 options were issued with an exercise price of $6.50 per share, 60,500 options were issued with an exercise price of $3.8125 per share, 5,000 options were issued with an exercise price of $5.375 per share, and 9,000 options were issued with an exercise price of $6.125 per share.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the last reported sale price of the Company's Common Stock as reported on the Nasdaq National Market System on November 29, 1996.

(5) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "one-twenty ninth of one percentum of the maximum aggregate price at which such securities are proposed to be offered."

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Omitted in accordance with Rule 428 under the Securities Act and the Note to
Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

Omitted in accordance with Rule 428 under the Securities Act and the Note to
Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

1. The Annual Report on Form 10-K of Andersen Group, Inc. (the "Company") for the fiscal year ended February 29, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-1460).

2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since February 29, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item  4.  Description of Securities.

Not applicable.


Item  5.  Interests of Named Experts and Counsel.

Not applicable.


Item 6.  Indemnification of Directors and Officers.

Article Seven of the Company's Amended and Restated Certificate of Incorporation eliminates the personal liability of directors of the Company to the Company or its shareholders for monetary damages for breach of fiduciary duty to the full extent permitted by the Connecticut Stock Corporation Act.

Section 33-320a of the Connecticut General Statutes provides that a corporation shall indemnify its directors, officers, and certain other persons provided such party is successful on the merits in the defense of the relevant proceeding or it shall be concluded that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, either in the best interests of the corporation or in the best interests of the participants and beneficiaries of such employee benefit plan or trust and consistent with the provisions of such employee benefit plan or trust and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful or a court shall have determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine.

Article 13 of the By-laws of the Company provides that the Company shall indemnify its directors and officers against legal and other expenses reasonably incurred by him in connection with the defense or a reasonable settlement of any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company or of any other corporation at least one-half of the voting stock of which is owned or controlled by the Company and which he serves as a director or officer at the request of the Company, except in relation to matters as to which he shall be finally adjudged to be liable for negligence or misconduct in the performance of his duty as such director or officer.

The effect of these provisions is to permit indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended.

The Company maintains directors' and officers' liability insurance to provide indemnification for its directors and officers against certain liabilities.


Item 7.  Exemption from Registration Claimed.

Not applicable.


Item 8.  Exhibits.


Exhibit No.                           Description
-----------                           -----------

4.1* Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended February 29, 1992 (Commission File No. 0-1460)).

4.2*              Bylaws of the Company (incorporated by reference to Exhibit
                  3.1 to the Company's Annual Report on Form 10-K for the year ended February 29, 1992 (Commission File No. 0-1460)).

4.3               Andersen Group, Inc. Incentive Stock Option Plan
                  ("1982 Plan").

4.4 Andersen Group, Inc. Incentive and Non-Qualified Stock Option Plan ("1990 Plan").

4.5               Form of stock certificate.

5 Opinion of the Company's Director of Law and Taxation regarding legality.

23.1              Consent of KPMG Peat Marwick LLP.

23.2 Consent of the Company's Director of Law and Taxation (contained in Exhibit 5).

24 Power of Attorney (filed herewith as part of the signature page).

*  Incorporated by reference.


Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bloomfield, State of Connecticut, on this 11th day of December, 1996.

                              ANDERSEN GROUP, INC.



                            By: /s/ Francis E. Baker
                                Francis E. Baker
                             Its President and Chief
                                Executive Officer
                           Principal Executive Officer

                                POWER OF ATTORNEY

Each of the officers and directors of Andersen Group, Inc. whose signature appears below hereby constitutes and appoints Francis E. Baker and Robert P. Belcher and each of them, their true and lawful attorneys-in-fact and agents with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement (including post-effective amendments), and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 11, 1996.

Signature                                          Title


/s/ Francis E. Baker                      President, Chief Executive
-----------------------------             Officer and Director
Francis E. Baker                          (Principal Executive Officer)


/s/ Robert P. Belcher                     Treasurer and Chief Financial Officer
-----------------------------             (Principal Financial Officer)
Robert P. Belcher

Signature                                 Title


/s/ Oliver R. Grace, Jr.                  Chairman and Director
-----------------------------
Oliver R. Grace, Jr.


/s/ Peter N. Bennett                      Director
-----------------------------
Peter N. Bennett


/s/ John S. Grace                         Director
-----------------------------
John S. Grace


/s/ Louis A. Lubrano                      Director
-----------------------------
Louis A. Lubrano


/s/ James J. Pinto                        Director
-----------------------------
James J. Pinto

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  EXHIBIT INDEX



                       REGISTRATION STATEMENT ON FORM S-8

                              ANDERSEN GROUP, INC.


Exhibit No.                        Description                         Page No.



4.1* Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended February 29, 1992 (Commission File No. 0-1460)).

4.2*              Bylaws of the Company (incorporated by
                  reference to Exhibit 3.1 to the Company's
                  Annual Report on Form 10-K for the year ended
                  February 29, 1992(Commission File No. 0-1460)).

4.3               Andersen Group, Inc. Incentive Stock Option
                  Plan ("1982 Plan").

4.4               Andersen Group, Inc. Incentive and
                  Non-Qualified Stock Option Plan ("1990 Plan").

4.5               Form of stock certificate.

5                 Opinion of the Company's Director of Law and
                  Taxation regarding legality.

23.1              Consent of KPMG Peat Marwick LLP

23.2              Consent of the Company's Director of Law and
                  Taxation (contained in Exhibit 5).

24 Power of Attorney (filed herewith as part of the signature page).

*  Incorporated by reference.